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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             THE TAIWAN FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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                             THE TAIWAN FUND, INC.

                     225 FRANKLIN STREET, BOSTON, MA 02110
                           TELEPHONE: 1-800-636-9242


                                                                   April 2, 1997


Dear Stockholder:


     Enclosed you will find a Notice for a further adjourned Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held on Tuesday, April 22, 1997. The Annual Meeting was originally scheduled for February 26, 1997, but has been adjourned several times, due to an insufficient number of shares voting on certain matters on the agenda.



     The principal reason for the further adjournment of the Annual Meeting until April 22, 1997 is to provide additional time for the Fund to solicit additional votes in favor of proposals 5 and 6, the adoption of which the Fund believes are very important to the Fund's ongoing investment activities in Taiwan.



     Proposal 5 seeks approval of an amendment to the Fund's investment limitations to permit the Fund to purchase equity securities, which will be listed on the Taiwan Stock Exchange (the "TSE"), issued in initial and subsequent public offerings. The Fund's current investment limitations prevent the Fund from purchasing any securities which, at the time the purchase is made, are not listed and traded on the TSE, and the Fund has been limited to acquiring these securities in secondary market purchases on the TSE. The Fund's management believes that the existing investment limitation has placed the Fund at a disadvantage compared to other investors, particularly with respect to securities offered in initial public offerings, because of the fact that securities offered in initial public offerings sometimes trade at premiums to their initial public offering prices immediately upon listing and trading on the TSE. As a result, in these circumstances, the Fund must pay higher prices for these securities than if it were able to purchase them in the initial public offerings. In addition, equity securities offered in initial and secondary public offerings are acquired free of commissions that are typically charged on transactions effected on the TSE.



     Proposal 6 seeks approval of an amendment to the Fund's investment limitations to permit the Fund to engage in currency hedging transactions. This change is being recommended to allow the Fund to protect its portfolio against foreign currency exchange rate risk. If the amendment to the investment limitations is approved, the Fund's Advisor will only hedge between NT Dollars and U.S. Dollars. The Fund's management believes that the ability to hedge currency risks in this manner is typically available to closed-end funds similar to the Fund and that the Fund's inability to engage in this type of currency hedging transaction places the Fund at a disadvantage compared to such similar funds.



     The insufficient number of votes to approve proposals 5 and 6 results not from opposition, but rather from a lack of participation from many stockholders, particularly non-United States stockholders.



     The Fund is quite close to receiving sufficient favorable votes for the approval of proposals 5 and 6. The Fund also has received sufficient favorable votes to approve Proposals 1 and 2 relating to the election of directors and the approval of independent accountants. The Fund has received substantially fewer favorable votes with respect to proposals 3 and 4. The Fund will continue to solicit favorable votes for all proposals.



     After considering the matters discussed in this letter, we hope you will agree that the best interests of the Fund and its shareholders would be served by obtaining the relatively few additional favorable votes required to approve proposals 5 and 6.



     If you did not previously vote, please do so by signing and returning the enclosed proxy card. Your vote benefits all stockholders by helping the Fund avoid the expense and time of additional solicitations.



     You should have received a copy of the Fund's Proxy Statement dated January 9, 1997 which describes the proposals in detail. You should read the Proxy Statement carefully before casting your vote.

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     The Fund has retained the proxy solicitation firm, Shareholder
Communications Corporation ("SCC"), to assist with the Fund's annual meeting. If you have any questions, please call SCC at (800) 221-5724, ext. 430.

     Thank you in advance for your vote and cooperation.

                                          Sincerely,

                                          Benny T. Hu
                                          President

TWNCM-Sh.Ltr-97

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

                             THE TAIWAN FUND, INC.

               NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 1997


To the Stockholders of THE TAIWAN FUND, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Taiwan Fund, Inc. (the "Fund") will reconvene at the offices of Rogers & Wells, 200 Park Avenue, 52nd Floor, New York, New York 10166, on Tuesday, April 22, 1997 at 11:00 A.M., New York time, for the following purposes:


          (1) To elect seven directors to serve for the ensuing year.

          (2) To ratify or reject the selection of Coopers & Lybrand L.L.P., as independent public accountants of the Fund for its fiscal year ending August 31, 1997.

          (3) To consider approval of an Agreement of Merger reincorporating the Fund, currently a Delaware corporation, as a Maryland corporation by means of a merger of the Fund into a wholly-owned, newly formed Maryland subsidiary.

          (4) To consider approval of an amendment to the Fund's Restated Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 (which amendment, if approved, will only be effected if Proposal (3) is not adopted by the stockholders).

          (5) To consider approval of an amendment to the Fund's investment limitations to permit the Fund to purchase equity securities, which will be listed on the Taiwan Stock Exchange, issued in initial and subsequent public offerings and, in connection therewith, corresponding amendments to
     (i) the Securities Investment Trust -- Investment Management and Custodian Contract, dated December 16, 1986 (the "Management Contract"), among the Fund, China Securities Investment Trust Corporation and The International Commercial Bank of China and (ii) the By-Laws of the Fund (which amendment, if this Proposal (5) is approved, will only be required if Proposal (3) is not approved by the stockholders).

          (6) To consider approval of an amendment to the Fund's investment limitations to permit the Fund to engage in currency hedging transactions and, in connection therewith, corresponding amendments to (i) the Management Contract and (ii) the By-Laws of the Fund (which amendment, if this Proposal (6) is approved, will only be required if Proposal (3) is not approved by the stockholders).

          (7) To transact such other business as may properly come before the meeting or any adjournments thereof.


     Please refer to the Proxy Statement dated January 9, 1997 previously distributed to record date stockholders for detailed information regarding the Annual Meeting and the proposals described in this Notice.



     The Annual Meeting originally was scheduled for February 26, 1997, but was adjourned until March 12, 1997, and then again until March 27, 1997, due to an insufficient number of shares voting on certain matters on this agenda.


     The Board of Directors has fixed the close of business on December 30, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

     You are cordially invited to attend the meeting. Stockholders who have not already voted by proxy and who do not expect to attend the adjourned meeting in person are requested to complete, date and sign the
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enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited by the Board of Directors of the Fund.

                                          By order of the Board of Directors

                                          GLORIA WANG
                                          Secretary

April 2, 1997

TWNCM-Sh.Ltr-97

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